UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)

(914) 323-5700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2015, the Leadership Development and Compensation Committee of the Board of Directors of Xylem Inc. (the “Company”) approved a special recognition grant to Shashank Patel, the Company’s Interim Chief Financial Officer, of $200,000 in restricted stock units (RSUs) pursuant to the Xylem 2011 Omnibus Incentive Plan. The grant will be made on November 2, 2015 and the number of RSUs will be determined by dividing $200,000 by the closing price per share of the Company’s common stock on the grant date. The RSUs will be scheduled to cliff vest on November 2, 2018, subject to the terms of the grant agreement including continued employment with the Company on the vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: October 19, 2015	By:	/s/ John P. Connolly
John P. Connolly
Vice President, Controller & Chief Accounting Officer (Authorized Officer of Registrant)